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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2008

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                            SCOTTISH RE GROUP LIMITED
             (Exact name of registrant as specified in its charter)

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       Cayman Islands                    001-16855                98-0362785
(State or Other Jurisdiction     (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                P.O. Box HM 2939
 Crown House, Second Floor, 4 Par-la-Ville Road
                 Hamilton HM12
                    Bermuda                                             N/A
    (Address of Principal Executive Offices)                        (Zip Code)

                                 (441) 295-4451
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     Item 5.02. Departure of Directors or Certain Officers; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 27, 2008, Scottish Re Group Limited (the "Company") and its President and Chief Executive Officer, George Zippel, entered into a first amendment to Mr. Zippel's employment agreement with the Company, which is dated July 18, 2007. The amendment to Mr. Zippel's employment agreement is effective as of January 1, 2008, and provides that the term of the employment agreement will terminate on July 31, 2008.

     The first amendment to Mr. Zippel's employment agreement provides that for calendar year 2007, in addition to the ordinary 2007 bonus, Mr. Zippel will receive an additional bonus equal to $500,000, payable no later than the date his 2007 bonus is payable under his employment agreement. Additionally, the amendment provides that for the period from January 1, 2008 to July 31, 2008, Mr. Zippel will receive a bonus equal to $750,000, payable no later than August 15, 2008. The amendment further provides that if the Company terminates Mr. Zippel's employment without cause or Mr. Zippel terminates his employment for good reason during the term of the agreement, or upon the termination of the agreement on July 31, 2008, among other benefits, he will be entitled to receive
(x) an amount equal to his annual base salary as of the date of termination plus 75% of his annual base salary, payable in a lump sum, (y) continued payment of his base salary until July 31, 2008 (if applicable) and (z) if such termination of employment occurs prior to the first anniversary of a change in control, an amount equal to Mr. Zippel's then current base salary plus his target bonus for the year in which the change in control occurs.

     On March 1, 2008, the Company and its Chief Financial Officer, Terry Eleftheriou, entered into a first amendment to Mr. Eleftheriou's employment agreement with the Company, which is dated September 24, 2007. The amendment to Mr. Eleftheriou's employment agreement with the Company is effective as of January 1, 2008, and provides that the term of the employment agreement will terminate on March 31, 2010.

     The amendment provides that Mr. Eleftheriou's annual base salary shall be increased to $700,000. The amendment further provides that for calendar year 2007, Mr. Eleftheriou shall receive a bonus equal to $450,000, payable no later than March 15, 2008 and a special cash bonus of $150,000 also on March 15, 2008 in recognition of the additional efforts and responsibilities required of Mr. Eleftheriou in the performance of his duties during the first quarter of calendar year 2008. Mr. Eleftheriou's annual cash bonus for future periods shall be no less than 150% of his then current base salary, and shall be paid in advance of each calendar quarter in four equal installments beginning March 15, June 15, September 15 and December 15, beginning with payment on March 15, 2008 of $262,500. The amendment further provides that on March 15, 2008, the Company shall pay Mr. Eleftheriou a supplemental bonus of $1,750,000. Prior to March 31, 2010, if the Company terminates Mr. Eleftheriou's employment for cause


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or Mr. Eleftheriou terminates his employment with the Company other than for good reason, death or disability, he shall pay to the Company a pro rata portion of the supplemental bonus. The amendment further provides for certain payments to Mr. Eleftheriou in the event of a change in control or termination without cause or due to his disability or Mr. Eleftheriou terminates his employment for good reason, or due to his death.



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                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                    SCOTTISH RE GROUP LIMITED


                                    By: /s/ Paul Goldean
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                                        Paul Goldean
                                        Chief Administrative Officer



Dated:  March 4, 2008






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